Exhibit 23.02

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20546

Gentlemen:

I refer to the proposed issue and sale of up to $150,000,000 principal amount of Medium-Term Notes (the "Notes"), to be issued from time to time, by Public Service Company of North Carolina, Incorporated, a South Carolina corporation (the "Company"), with respect to which the Company has filed a Pre-effective Amendment No. 1 to Registration Statement No. 333-45206 (the "Amendment"), on Form S-3/A with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 415 thereof.

I hereby consent to the use of my name under the caption "Validity of the Notes" in the Prospectus included in the Amendment.

                                     Sincerely,


                                     s/H. Thomas Arthur
                                     H. Thomas Arthur
                                     Senior Vice President, General Counsel
                                     and Assistant Secretary